UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13449	94-2665054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 550
San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

(408) 944-4000

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On April 3, 2025, the Board of Directors (the “Board”) of Quantum Corporation (the “Company”) appointed Lewis W. Moorehead, the Company’s Vice President of Finance and Treasurer, to serve as the Company’s Chief Financial Officer and Principal Financial Officer, effective as of April 4, 2025. Mr. Moorehead succeeds Kenneth P. Gianella, who will be transitioning out of his current role as Chief Operating Officer, Chief Financial Officer and Principal Financial Officer, effective April 3, 2025, and will remain with the Company to assist the transition in an advisory role until the filing of the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission.

Mr. Moorehead, age 52, has served as the Company’s Vice President of Finance and Treasurer since June 2023, prior to which he had served as the Company’s Chief Accounting Officer from October 2018 to June 2023. Prior to joining the Company, Mr. Moorehead was the Director of Finance, Accounting and Tax at Carvana, Co. (NYSE: CVNA), a publicly traded online retailer, from November 2016 to October 2018. From September 2004 to October 2016, he served as Managing Partner at Quassey, an investment firm. While at Quassey, he also served as Vice President of Finance and Principal Accounting Officer at Limelight Networks, Inc. (now Edgio, Inc.), a Nasdaq-listed global content delivery network and SaaS provider, from March 2010 to August 2013. Prior to that, he held finance and accounting positions at eTelecare Global Solutions, an outsourcing service company, Rivers and Moorehead PLLC, an accounting advisory firm, Intelligentias, Inc., a data intelligence company, American Express Company (NYSE: AXP), a payment card services company, and PricewaterhouseCoopers LLP, an advisory and tax services firm. Mr. Moorehead holds a Bachelor of Business Administration in Accounting from the University of Wisconsin-Whitewater.

There are no transactions between Mr. Moorehead and the Company that would be required to be reported under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Moorehead and any director or executive officer of the Company.

In connection with his appointment as Chief Financial Officer, Mr. Moorehead entered into the Company’s standard indemnification agreement.

On March 28, 2025, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Gianella, providing for updated severance benefits under certain circumstances. Pursuant to the Letter Agreement, upon execution of a definitive agreement providing for a certain qualifying transaction within 90 days of the Letter Agreement and an involuntary termination of Mr. Gianella following such date, subject to applicable withholding and the satisfaction of certain conditions set forth in the Letter Agreement, Mr. Gianella will be entitled to receive severance benefits and payments consisting of: (i) a lump sum cash payment equal to 12 months of Mr. Gianella’s then-current base salary, (ii) payment of previously awarded retention bonuses equal to an aggregate of $310,854, to the extent not previously paid, (iii) vesting of certain time-based restricted stock units, and (iv) continued health care coverage under COBRA for 12 months.

The foregoing description of the Letter Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Director

On March 31, 2025, the Board, on the recommendation of the Corporate Governance and Nominating Committee, appointed John A. Fichthorn as a director, effective April 3, 2025, to serve in such capacity until the Company’s 2025 annual meeting of stockholders or until his earlier resignation, removal or disqualification. Effective April 2, 2025, Todd W. Arden, a member of the Board, informed the Company of his decision to resign from the Board. Mr. Arden’s decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Fichthorn, age 52, serves as the Founder and Managing Partner of Dialectic Capital Management, since the re-launching of Dialectic in May 2020. He is also the Founder and Managing Partner of Medtex Ventures, a medical device venture capital firm he founded in 2020. Prior to that, Mr. Fichthorn was the Head of Alternative Investments at B Riley Capital Management, LLC, an investment advisor and wholly-owned subsidiary of B. Riley Financial, Inc. (“B. Riley”), from April 2017 until May 2020. Prior to B Riley, Mr. Fichthorn co-founded Dialectic Capital Management and was an equities portfolio manager and analyst from 2003 to 2017. Mr. Fichthorn previously served on the Company’s board of directors from April 2019 to July 2021. Mr. Fichthorn served on the board of directors of Benefytt, formerly called Health Insurance Innovations, Inc., a publicly traded health insurance and technology platform company, from December 2017 to August 2020, and TheMaven (now The Arena Group), a publicly traded online media company, from September 2018 to October 2021. Mr. Fichthorn also serves on the boards of directors of multiple private companies that are portfolio companies of Dialectic Capital and Medtex Ventures. Mr. Fichthorn earned a Bachelor of Arts degree in Astronomy from the University of North Carolina at Chapel Hill. Mr. Fichthorn has significant experience in accounting and financial matters, experience serving on other public and private company boards and brings the perspective of stockholders to our Board as a result of his experience managing investment firms and being a shareholder activist.

In connection with the Assignment described below, Mr. Fichthorn was appointed as a director of the Company. Other than the information provided in Item 8.01 of this Current Report on Form 8-K, which is incorporated herein by reference, there are no transactions between Mr. Fichthorn and the Company that would be required to be reported under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Fichthorn and any director or executive officer of the Company.

In connection with his appointment to the Board, Mr. Fichthorn entered into the Company’s standard indemnification agreement.

Item 8.01	Other Items.

On April 2, 2025, certain entities affiliated with Blue Torch Finance, LLC (“Blue Torch”), agent for lenders under the Company’s Term Loan Credit and Security Agreement, dated as of August 5, 2021 (as the same has been and may further be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Term Loan Credit Agreement”), assigned their rights and obligations as lenders under the Term Loan Credit Agreement, in an aggregate amount of approximately $37.8 million in Initial Term Loans and $13.5 million in Delayed Draw Term Loans, to Dialectic Technology SPV LLC (the “Assignment”). The Company’s director, Mr. Fichthorn, is the Managing Partner of Dialectic Capital Management, an investment advisor to Dialectic Technology SPV LLC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#	Letter Agreement dated March 28, 2025 by and between the Company and Kenneth P. Gianella.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2025	QUANTUM CORPORATION

	By:	/s/ Brian E. Cabrera
	Name:	Brian E. Cabrera
	Title:	Senior Vice President, Chief Administrative Officer, Chief Legal and Compliance Officer, and Corporate Secretary